EXHIBIT 10.3.1

CERTIFICATE OF AMENDMENT
OF EMPLOYEE STOCK PURCHASE PLAN

I, Donald W. Morgan, hereby certify that:

1.    I am the duly elected and acting Secretary of Larscom Incorporated, a Delaware corporation (the “Company”).

2.    On February 9, 2000, the Board of Directors of the Company amended Section 4(a) of the Company’s Employee Stock Purchase Plan (the “Plan”) to read in full as follows:

(a)    Subject to paragraph (c) below, the aggregate number of shares of Common Stock which may be sold under the Plan is 785,000 shares of Common Stock.

3.    On May 24, 2000, the stockholders of the Company also approved such amendment of the Plan.

4.    Such amendment of the Plan remains in full force and effect and has not been further modified since February 9, 2000.

Dated: March 22, 2002

/s/ Donald W. Morgan
Donald W. Morgan